EXHIBIT 99.1

DAVIDsTEA Signs Credit Agreement with the Bank of Nova Scotia

August 31, 2022

MONTREAL, Aug. 31, 2022 (GLOBE NEWSWIRE) -- DAVIDsTEA Inc. (Nasdaq: DTEA) (“DAVIDsTEA” or the “Company”), a leading tea merchant in North America, announced today that it has entered into an agreement with the Bank of Nova Scotia for a revolving line of credit in an amount of CAD $15 million.

“We are very pleased to enter into this agreement with the Bank of Nova Scotia as it provides DAVIDsTEA with the financial flexibility to accelerate its omnichannel growth strategy,” said Frank Zitella, President, Chief Financial and Operating Officer, DAVIDsTEA. “We appreciate Scotiabank’s confidence in our business plan as we continue making the right strategic investments to accelerate demand for our market-leading products.”

The line of credit is secured by a first-ranking security in favour of the Bank. In addition, Investissement Québec has provided a loan loss guarantee under its “Loan Loss Program,” securing 50% of any loss incurred by the Bank with respect to recovery of indebtedness under the line of credit.

Caution Regarding Forward-Looking Statements

This press release includes statements that express our opinions, expectations, beliefs, plans or assumptions regarding future events or future results and there are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). The following cautionary statements are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes”, “expects”, “may”, “will”, “should”, “approximately”, “intends”, “plans”, “estimates” or “anticipates” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our strategy of transitioning to e-commerce and wholesale sales, future sales through our e-commerce and wholesale channels, our results of operations, financial condition, liquidity and prospects, and the impact of the COVID-19 pandemic on the global macroeconomic environment.

While we believe these opinions and expectations are based on reasonable assumptions, such forward-looking statements are inherently subject to risks, uncertainties and assumptions about us, including the risk factors discussed in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended January 29, 2022, filed with both the United States Securities and Exchange Commission and with the Autorité des marchés financiers, on April 29, 2022 which could materially affect our business, financial condition or future results.

About DAVIDsTEA

DAVIDsTEA offers a specialty branded selection of high-quality loose-leaf teas, pre-packaged teas, tea sachets, tea-related accessories and gifts through its e-commerce platform at www.davidstea.com, the Amazon Marketplace, its wholesale customers which include over 3,500 grocery stores and pharmacies, and 18 company-owned stores across Canada. It offers primarily proprietary tea blends that are exclusive to the Company, as well as traditional single-origin teas and herbs. The team’s passion for and knowledge of tea permeates the Company’s culture and is rooted in an excitement to explore the taste, health and lifestyle elements of tea. With a focus on innovative flavours, wellness-driven ingredients and organic tea, the Company launches seasonally driven “collections” with a mission of making tea fun and accessible to all. The Company is headquartered in Montréal, Canada.

Investor Contact	Media Contact
Maison Brison Communications Pierre Boucher 514-731-0000 investors@davidstea.com	PELICAN PR Lyla Radmanovich 514-845-8763 media@rppelican.ca

Source: DAVIDsTEA